UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2015 (November 9, 2015)

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Wood Branch Park Drive, Suite 600, Houston, TX		77079
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2015 American Electric Technologies, Inc. (the “Company”) appointed Mark Haubert as Senior Vice President, Sales and Marketing of the Company’s principal subsidiary, M&I Electric. Mr. Haubert, age 51, was employed by EMS, USA, Inc. from May 2014 to April 2015 as Senior Vice President of Sales and Marketing; by Express Energy Services from January 2011 to April 2014 as Executive Vice President of Sales, Marketing and Engineering; by Cameron International Corp. from November 2007 to April 2009 as Sales and Marketing Director; by Baker Hughes, Inc. from July 2009 to December 2010 and June 1989 to November 2007 in a variety of positions.

Item 8.01 Other Events.

On November 11, 2015 the Company issued a press release announcing the appointment of Mark Haubert as Senior Vice President, Sales and Marketing of M&I Electric. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 – Press release announcing energy industry veteran Mark Haubert joins AETI as M&I Electric SVP Sales and Marketing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: November 12, 2015	By:	/s/ Charles M. Dauber
Charles M. Dauber
President and CEO